UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2006

      ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-15983 (Commission File No.)	38-3354643 (IRS Employer Identification No.)

2135 West Maple Road
             Troy, Michigan
(Address of principal executive offices)

                  48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

            On June 23, 2006, ArvinMeritor, Inc. (the “Company”) and its wholly-owned subsidiary, ArvinMeritor Finance Ireland (collectively with the Company, the “Borrowers”) entered into a Credit Agreement, dated as of June 23, 2006, with the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc., as Documentation Agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Runners (the “Credit Agreement”). The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

            The Credit Agreement replaces the Company’s prior $900 million four-year Credit Agreement, dated as of July 6, 2004, among the Company, the subsidiary borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank (successor by merger to Bank One, NA (Main Office Chicago)), as Administrative Agent, JP Morgan Chase Bank and Citicorp North America, Inc., as Syndication Agents, and ABN AMRO Bank N.V., BNP Paribas and UBS Securities LLC, as Documentation Agents (the “Four-Year Credit Agreement”), which was terminated on June 23, 2006 prior to its scheduled expiration in fiscal 2008. All amounts outstanding under the Four-Year Credit Agreement were repaid by the Company prior to termination thereof. No early termination penalties were incurred by the Company in connection with termination of the Four-Year Credit Agreement.

            The Credit Agreement establishes a commitment to the Borrowers to provide up to $1.15 billion in the aggregate of loans consisting of (i) a five-year secured revolving credit facility in an aggregate principal amount of up to $980 million (the “Revolving Facility”), of which $13.4 million in borrowings are outstanding and $966.6 million is currently undrawn and available, and (ii) a six-year secured term loan in an aggregate principal amount of $170 million (the “Term Loan” and, together with the Revolving Facility, the “Credit Facilities”), all of which is drawn. The Revolving Facility includes a sublimit of up to an aggregate amount of $150 million for letters of credit and a sublimit of up to an aggregate amount of $100 million for swing line loans.

            Borrowings under the Credit Agreement bear interest, at the applicable Borrower’s option, at a rate equal to an applicable margin plus (a) the higher of (1) the federal funds effective rate from time to time plus .5% and (2) the prime rate or (b) the eurocurrency rate, which means the applicable rate for deposits in the particular agreed currency as reported by, in the case of U.S. dollars, the Dow Jones Market Service or, in the case of any other currency, the British Bankers Association Interest Settlement Rates. The applicable margins under the Revolving Facility are subject to adjustment based on the credit ratings of the Company with respect to senior secured long-term debt. Voluntary commitment reductions by the Company under the Revolving Facility and voluntary prepayments under the Credit Facilities are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement.

            Most of the Company’s domestic wholly-owned subsidiaries and certain of the Company’s foreign wholly-owned subsidiaries irrevocably and unconditionally fully guarantee amounts outstanding under the Credit Facilities. Pursuant to a Pledge and

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Security Agreement delivered in connection with the Credit Agreement (the “Pledge and Security Agreement”), the Credit Facilities are secured by (a) a pledge of the issued and outstanding shares of stock or other equity interests of certain of the Company’s direct and indirect domestic and foreign subsidiaries (with such pledge being limited to 65% of the issued and outstanding shares of stock of certain foreign subsidiaries) and (b) a first priority perfected security interest in substantially all of the Company’s other assets and substantially all of the assets of most of the Company’s direct and indirect domestic subsidiaries. Consistent with the terms of the 1998 Indenture and the 2006 Indenture (each as defined below), the terms of the Pledge and Security Agreement specifically limit the amount of the obligations to be secured by a security interest in certain principal properties of the Company and its subsidiaries and intercompany indebtedness and capital stock of certain subsidiaries of the Company to 15% of Consolidated Net Tangible Assets (as defined in the 1998 Indenture and the 2006 Indenture). The Subsidiary Guaranty and the Pledge and Security Agreement are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

            The Borrowers have made customary representations, warranties and covenants in the Credit Agreement. The Pledge and Security Agreement and the Credit Facilities are subject to customary rights of the lenders and the administrative agent upon the occurrence and during the continuance of an event of default, including, under certain circumstances, the right to accelerate payment of the loans made under the Credit Facilities and the right to charge a default rate of interest on amounts outstanding under the Credit Facilities.

            Certain of the financial institutions party to the Credit Agreement or their affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for the Company for which they have received and will be entitled to receive separate fees.

            On June 23, 2006, the Company and BNY Midwest Trust Company, as Trustee, entered into (a) a First Supplemental Indenture to the Company’s indenture dated as of March 7, 2006 (the “2006 Indenture”), (b) a Third Supplemental Indenture to the Company’s indenture dated as of April 1, 1998, as supplemented (the “1998 Indenture”) and (c) a Fourth Supplemental Indenture to the Company’s indenture dated as of July 3, 1990, as supplemented (the “1990 Indenture”, and together with the 2006 Indenture and the 1998 Indenture, the “Indentures”). The supplemental indentures incorporate the terms of a Guaranty dated as of June 23, 2006 pursuant to which those subsidiaries of the Company that are guarantors under the Credit Agreement irrevocably and unconditionally fully guaranty the debt securities issued and outstanding under the Indentures. These debt securities include (a) the Company’s 6.625% Notes due 2007, 6.80% Notes due 2009 and 8.75% Notes due 2012 issued under the 1998 Indenture, (b) the Company’s 6.75% Notes due 2008 and 7.125% Notes due 2009 issued under the 1990 Indenture and (c) the Company’s 4.625% Convertible Senior Notes due 2026 issued under the 2006 Indenture. This Guaranty replaces the Guaranty dated as of July 6, 2004 in respect of the 1998 Indenture and the 1990 Indenture and the Guaranty dated as of March 7, 2006 in respect of the 2006 Indenture, each of which terminated in accordance with its terms in connection with the termination of the Four-Year Credit Agreement.

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            The First Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

            The above descriptions of certain terms and conditions of the Credit Agreement, Subsidiary Guaranty, Pledge and Security Agreement, First Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture are qualified in their entirety by reference to the full texts of the Credit Agreement, Subsidiary Guaranty, Pledge and Security Agreement, First Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture, which are attached hereto as exhibits and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

            The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K with respect to the First Supplemental Indenture, Third Supplemental Indenture and Fourth Supplemental Indenture is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
4.1	First Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of March 7, 2006, between ArvinMeritor, Inc. and BNY Midwest Trust Company, as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).

4.2	Third Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of April 1, 1998, between ArvinMeritor, Inc. (successor to Meritor Automotive, Inc.) and BNY Midwest Trust Company (successor to Chase Manhattan Bank), as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).

4.3	Fourth Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of July 3, 1990, between ArvinMeritor, Inc. (successor to Arvin Industries, Inc.) and BNY Midwest Trust Company (successor to Harris Trust and Savings Bank), as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).

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10.1	Credit Agreement, dated as of June 23, 2006, by and among ArvinMeritor, Inc., ArvinMeritor Finance Ireland, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc. as Documentation Agents and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Runners.

10.2	Subsidiary Guaranty, dated as of June 23, 2006, by and among the subsidiary guarantors and JPMorgan Chase Bank, National Association, as Administrative Agent, for the benefit of itself, the lenders and other holders of guaranteed obligations.

10.3	Pledge and Security Agreement, dated as of June 23, 2006, by and among ArvinMeritor, Inc., the subsidiaries named therein and JPMorgan Chase Bank, National Association, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.
By:	/s/ Vernon G. Baker, II Vernon G. Baker, II Senior Vice President and General Counsel

Date: June 27, 2006 6 EXHIBIT INDEX

Exhibit No.	Description
4.1
First Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of March 7, 2006, between ArvinMeritor, Inc. and BNY Midwest Trust Company, as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).
4.2
Third Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of April 1, 1998, between ArvinMeritor, Inc. (successor to Meritor Automotive, Inc.) and BNY Midwest Trust Company (successor to Chase Manhattan Bank), as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).
4.3
Fourth Supplemental Indenture, dated as of June 23, 2006, to the Indenture, dated as of July 3, 1990, between ArvinMeritor, Inc. (successor to Arvin Industries, Inc.) and BNY Midwest Trust Company (successor to Harris Trust and Savings Bank), as Trustee (including Subsidiary Guaranty dated as of June 23, 2006).
10.1
Credit Agreement, dated as of June 23, 2006, by and among ArvinMeritor, Inc., ArvinMeritor Finance Ireland, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc. as Documentation Agents and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as Joint Lead Arrangers and Joint Book Runners.
10.2
Subsidiary Guaranty, dated as of June 23, 2006, by and among the subsidiary guarantors and JPMorgan Chase Bank, National Association, as Administrative Agent, for the benefit of itself, the lenders and other holders of guaranteed obligations.
10.3	Pledge and Security Agreement, dated as of June 23, 2006, by and among ArvinMeritor, Inc., the subsidiaries named therein and JPMorgan Chase Bank, National Association, as Administrative Agent.

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